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                                                              EXHIBIT 23.5

                     CONSENT OF DEWEY BALLANTINE LLP

  We hereby consent to the reference to us in the section captioned "THE MERGER--Certain Federal Income Tax Consequences" in the Proxy Statement constituting a part of Amendment No. 3 on Form S-4 to the Registration Statement on Form S-3 (Reg. No. 333-06363). In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Dewey Ballantine LLP

New York, New York

November 17, 1997